                                                                    Exhibit 4.1






                            SUMMIT CARE CORPORATION

                               STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 1.     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

 2.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

 3.     Shares Subject to the Plan  . . . . . . . . . . . . . . . . . . .    2

 4.     Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

 5.     Granting of Options . . . . . . . . . . . . . . . . . . . . . . .    2

 6.     Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . .    3

        6.1  Number of Shares; Type of Option . . . . . . . . . . . . . .    3
        6.2  Exercise Period  . . . . . . . . . . . . . . . . . . . . . .    3
        6.3  Option Price . . . . . . . . . . . . . . . . . . . . . . . .    4
        6.4  Investment Representation  . . . . . . . . . . . . . . . . .    4
        6.5  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . .    5

 7.     Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

 8.     Financial Information . . . . . . . . . . . . . . . . . . . . . .    5

 9.     Exercise of Option  . . . . . . . . . . . . . . . . . . . . . . .    5

10.     Payment of Option Price . . . . . . . . . . . . . . . . . . . . .    6

11.     Not Transferable  . . . . . . . . . . . . . . . . . . . . . . . .    6

12.     Adjustments in Outstanding Options  . . . . . . . . . . . . . . .    7

13.     Acceleration Events . . . . . . . . . . . . . . . . . . . . . . .    7

14.     Disqualifying Dispositions  . . . . . . . . . . . . . . . . . . .    8

15.     No Rights as a Shareholder  . . . . . . . . . . . . . . . . . . .    8

16.     No Right to Continued Employment  . . . . . . . . . . . . . . . .    8

17.     Compliance With Laws and Regulations  . . . . . . . . . . . . . .    8

18.     Administration  . . . . . . . . . . . . . . . . . . . . . . . . .    9

19.     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . .   10

20.     Amendment and Discontinuance  . . . . . . . . . . . . . . . . . .   10

21.     Term of the Plan  . . . . . . . . . . . . . . . . . . . . . . . .   10

                            SUMMIT CARE CORPORATION
                               STOCK OPTION PLAN

        1.      PURPOSE

        The purpose of the Summit Care Corporation Stock Option Plan are to help Summit Care Corporation to attract, motivate and retain outstanding personnel and directors, to promote more effectively the business and financial goals of the Company and its shareholders, and to unify the interests of key employees and shareholders through increased employee stock ownership.

        This is a "tandem" plan providing for both "incentive stock options" and "nonstatutory" (or "nonqualified") stock options.

        2.      DEFINITIONS

        For purposes of this Plan:

                2.1 "BOARD" means the Board of Directors of Summit Care Corporation.

                2.2  "CODE" means the Internal Revenue Code of 1986, as amended.

                2.3 "COMMITTEE" means the Summit Care Corporation Stock Option Plan Committee appointed pursuant to Section 18.1 of this Plan.

                2.4 "COMPANY" means Summit Care Corporation, a California corporation.

                2.5 "DIRECTOR" means any person who is a member of the Board but who is not an Employee.

                2.6 "EMPLOYEE" means any employee of the Company, any Parent Corporation or any Subsidiary Corporation.

                2.7 "INCENTIVE STOCK OPTIONS" means an Option which is intended to qualify as an "incentive stock option" within the meaning of Code
Section 422.

                2.8 "NONSTATUTORY OPTION" means an Option which is not intended to qualify as an Incentive Stock Option.

                2.9 "OPTION" means an option granted under this Plan to purchase shares of Stock. An "Option" may be either an Incentive Stock Option or a Nonstatutory Option.

                2.10 "PARENT Corporation" shall have the meaning set forth in Code Section 424(e).

                2.11 "PARTICIPANT" means a person to whom an Option is granted under this Plan.

                2.12 "STOCK" means the Common Stock of the Company. Unless the context expressly indicates otherwise, "shares" means shares of Stock.

                2.13 "SUBSIDIARY CORPORATION" shall have the meaning set forth in Code Section 424(f).

        3.      SHARES SUBJECT TO THE PLAN

        Options may be granted under this Plan to acquire an aggregate of 250,000 shares of Stock, subject to adjustment as provided in Section 12 of this Plan. If an Option terminates, expires or is cancelled with respect to any share, new Options may thereafter be granted with respect to such share.

        4.      ELIGIBILITY

        Any key employee and any Director of the Company or a Subsidiary Corporation (other than a member of the Committee or an Employee or Director who owns Stock possessing more than ten percent of the total combined voting power of the Company, its parent or subsidiary corporation) shall be eligible to become a Participant and to acquire an Option to purchase Stock.
Notwithstanding the foregoing, a Director shall not become a Participant unless Options may be granted to the Director either with the express concurrence of the California Department of Corporations or through an exemption from the application of the qualification provisions of the California Corporate Securities Law. Options may be granted to prospective employees of the Company, so long as such Options are conditioned on the Participant commencing employment with the Company and continuing such employment for such time period as the Committee shall determine. Additional Options may be granted to a Participant while such Participant continues as an Employee or Director. The Committee may exclude otherwise eligible persons.

        5.      GRANTING OF OPTIONS

        The Committee shall, from time to time and in its absolute discretion exercised to achieve the purposes of this Plan, determine which Employees are key Employees and which eligible persons shall become Participants. Options granted to Employees may be Incentive Stock Options or Nonstatutory Options, as determined by the Committee in its absolute discretion provided that Options granted to Directors shall be Nonstatutory Options. The Committee also shall determine the number of share of Stock to be subject to each Option and the price, terms and conditions, consistent with this Plan, of each Option.

        Notwithstanding the foregoing, the following amount shall not exceed $100,000: the aggregate fair market value (determined on the date an option is granted) of stock of the Company, any Parent Corporation and any Subsidiary Corporation for which an Employee is granted incentive stock options (within the meaning of Code Section 422(b) under all plans of the Company, any Parent Corporation and any Subsidiary Corporation and which incentive stock options are exercisable for the first time by such Employee during any calendar year.

        6.      OPTION AGREEMENT

        Each Option shall be evidenced by a written Stock Option Agreement in a form approved by the Committee. Each Stock Option Agreement shall be executed by the Company and by the Participant receiving the Option. Each Option shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                6.1  NUMBER OF SHARES; TYPE OF OPTION

        Each Stock Option Agreement shall specify the number of shares of Stock which are subject to the Option and whether the Options is an Incentive Stock Options or a Nonstatutory Option.

                6.2  EXERCISE PERIOD

        No option shall be exercisable until the expiration of one year from the date of its grant.

        Each Stock Option Agreement shall specify the time period during which the Option may be exercised, which shall not exceed ten years from the date of grant.

        If an optionee ceases to be an Employee or a Director for any reason other than death or permanent disability, the right to exercise the option shall expire 90 days after the cessation, but only to the extent that it was exercisable at such date and in no event after its stated expiration date.

        If a Participant ceases to be an Employee or a Director because of a permanent disability, the Participant may exercise the Participant's Option within one year of the date he or she ceases to be an Employee but only to the extent that it was exercisable at such date and in no event after its stated expiration date.

        If a Participant dies while an Employee or a Director or within three months after ceasing to be an Employee or a Director because of a permanent disability, the Participant's Option may be exercised at any time with respect to the entire number of shares remaining under Option, but in no event after its stated expiration date.

        For this purpose, "PERMANENT DISABILITY" means a permanent and total disability within the meaning of Code Section 22(e)(3). In the event of an optionee's death, options may be exercised within the period and to the extent described above by the optionee's estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Participant.

        Options may also expire under Section 13.4 of this Plan.

        Subject to the foregoing provisions of this Section 6.2, Options shall be exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in each Stock Option Agreement. The Committee may, after an Option is granted and on such terms and conditions as it considers appropriate, accelerate the times at which the Option may be exercised.

                6.3  OPTION PRICE

        The price of the shares subject to each Option shall be determined by the Committee and set forth in the Stock Options Agreement, provided that:

                     (a) in the case of a Nonstatutory Option, the price per share shall not be less than 85% of the fair market value of a share on the day the Option is granted; and

                     (b) in the case of an Incentive Stock Option, the price per share shall not be less than the fair market value of a share on the day the Option is granted.

        For purposes of this Plan, the fair market value of a share shall be determined as follows: if Stock is traded on a stock exchange or in the NASDAQ National Market System ("NASDAQ/NMS"), the fair market value of a share on a particular date shall be the mean between the highest and lowest quoted selling prices per share of Stock on such exchange or NASDAQ/NMS on that date. If Stock is otherwise traded in the over-the-counter market, the fair market value of a share on a particular date shall be the mean between the closing bid and asked quotations per share of Stock on that date. If Stock is not traded on a stock exchange NASDAQ/NMS or in the over-the-counter market or, if traded, there are no transactions on that date, the fair market value shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations (concerning the valuation of stocks and bonds for purposes of Code Section
2031).

                6.4  Investment Representation

        Each Stock Option Agreement shall contain a provision that the Participant represents to the Committee that the Option and the shares to be acquired upon exercise of the Option will be acquired for investment and not for resale or with a view to the distribution thereof. Making such representation shall be a condition precedent to the grant of any Option.

                6.5  PAYMENT OF TAXES

        Each Stock Option Agreement shall contain a provision requiring the Participant to make any arrangements determined by the Committee to be necessary to insure that the Participant provides to the Company sufficient cash to enable the Company, any Parent Corporation or Subsidiary Corporation to satisfy its federal and state tax withholding obligations, if any, resulting from the exercise of an Option, a disposition described in Section 14 of this Plan or from the termination or partial termination of any restriction applicable to any share of Stock acquired pursuant to the exercise of an Option.

        Upon exercise of a Nonstatutory Option, the Participant may, in lieu of direct payment of such taxes, direct the Company to withhold from the shares to be issued the number of shares (based on the market value of the Stock at the date of exercise determined in accordance with Section 6.3 of this Plan) that would satisfy the tax withholding amount due.

        7.      LEGENDS

        In connection with the exercise of Options by persons who could be considered to be "affiliates" as that term is defined in the Rules and Regulations under the Securities Ace of 1933, the Company may, in order to insure that resales are made in compliance with that Act, imprint a legend on certificates representing shares acquired on the exercise of Options to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restriction are applicable. Any stock certificate evidencing shares of Stock issued pursuant to the exercise of an Option shall bear such other legends as the Committee, in the exercise of reasonable discretion, shall require, including a legend regarding the Participant's duties under Section 14 of this Plan.

        8.      FINANCIAL INFORMATION

        The Company shall provide to each Participant who does not hold Stock the same financial information that the Company provides to the holders of Stock, and at the same time.

        9.      EXERCISE OF OPTION

        Subject to the provisions of Section 6 of this Plan, Options shall become exercisable in the manner designated in the

Stock Option Agreement or, in the absence of such designation, as follows:

                                                   Percentage
     From                      To                  Exercisable
     ----                      --                  -----------
Date of Grant       Day prior to 1st anniversary          0%

1st Anniversary     Day prior to 2nd anniversary         20%

2nd Anniversary     Day prior to 3rd anniversary         40%

3rd Anniversary     Day prior to 4th anniversary         60%

4th Anniversary     Day prior to 5th anniversary         80%

5th Anniversary     Expiration of Option                100%

        To exercise an Option, the Participant shall give written notice to the Secretary of the Company specifying the number of shares to be purchased upon exercise. The notice shall be effective only if accompanied by (a) payment in full (as provided in Section 10 of this Plan) for the shares being purchased and (b) such other documents as the Committee in the exercise of its reasonable discretion may require. For example, the Committee may, but need not, require the Participant to deliver a signed election under Code Section 83(b). The Committee may provide in the Stock Option Agreement that Stock acquired by exercise of an Option shall be issued only at specified intervals, provided that the first such issuance date occurs within 12 months after the Option first becomes exercisable and, if the Option remains exercisable for more than 12 months, subsequent issuance dates occur not less frequently than annually.

        10.     PAYMENT OF OPTION PRICE

        The price of the shares transferred to a Participant pursuant to the exercise of an Option shall be paid to the Company at the time of exercise. Payment may be made, at the election of the Participant, in cash, or with previously acquired Stock having a fair market value which together with the cash is equal to such price. In the discretion of the Committee, payment may also be made in whole or in part by a Participant's promissory note, which shall contain such terms and conditions as the Committee shall determine in its discretion at the time of exercise.

        11.     NOT TRANSFERABLE

        An Option shall be exercisable only by the Participant who received it. No Option shall be transferrable, other than by Will or the laws of descent and distribution. No interest of any Participant under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of a

Participant, an Option shall be exercisable only by the Participant who received it, except as otherwise provided in Section 6.2 of this Plan.

        12.     ADJUSTMENTS IN OUTSTANDING OPTIONS

        If an "Adjustment Change" (as defined below) occurs, the number and class of shares which thereafter may be acquired under this Plan and the number and class of shares subject to outstanding Options and the exercise price of each such share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants. Any such adjustment shall be final and binding on each Participant.

        For purposes of this Section 12, and "ADJUSTMENT CHANGE" means any change in the Stock by reason of any stock dividend, recapitalization, split-up, combination or exchange of shares, or by reason of any similar change affecting the Stock (but not the issuance of additional shares or options to acquire shares of Stock or the Company's repurchase of its shares).

        13.     ACCELERATION EVENTS

                13.1 Nothing in this Plan shall in any way prohibit the Company from merging with or into or consolidating into another corporation, or from selling or transferring any, all or substantially all of its assets, or from distributing its assets to its shareholders in liquidation or otherwise, or from dissolving and terminating its corporate existence. Any such event (other than a merger or consolidation in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged or a distribution that is not a liquidating distribution) shall be deemed an "ACCELERATION EVENT" for purposes of this Section 13.

                13.2 The Committee shall notify the Participant of the terms and conditions of the Acceleration Event not less than 20 days prior to its effective date. Each Participant shall have the right, during the ten-day period immediately preceding the effective date of an Acceleration Event, to exercise an Option (and, upon such exercise, to obtain delivery of the shares so acquired without regard to any provision in the Stock Option Agreement authorized by the last sentence of Section 9 of this Plan), whether or not the Option is then otherwise exercisable, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets, or any plan pursuant to which such dissolution is effected, may make specific provision with respect to the assumption of or substitution for the Option.

                13.3 To the extent that the Participant's right to exercise an Option is accelerated pursuant to this Section 13, the exercise shall be contingent upon the consummation of the Acceleration Event. The Committee shall promptly notify the Participants if an Acceleration Event is delayed or abandoned. If the Acceleration Event is abandoned, the Participant may rescind any exercise of an Option during the 20-day exercise period with respect to shares as to which the right to execute the Option was not accelerated by the anticipated Acceleration Event.

                13.4 Unless terminated earlier pursuant to Section 20 or 21 of this Plan, this Plan shall terminate, and each unexpired Option shall expire, at 5:00 p.m. on the say immediately prior to the effective date of the Acceleration Event.

        14.     DISQUALIFYING DISPOSITION

        All Stock Option Agreements for Incentive Stock Options shall provide that if the Participant makes a "disposition," within the meaning of Code
Section 424(c), of any shares issued upon exercise of an Incentive Stock Option within two years after the date the Incentive Stock Option is granted or within one year after shares are issued to the Participant pursuant to the exercise of the Incentive Stock Option, the Participant shall notify the Committee within ten days of the disposition. The Committee may cause an appropriate legend to be affixed to any stock certificates for such shares to enable it to receive notice of the disposition.

        15.     NO RIGHTS AS A SHAREHOLDER

        No Participant shall have any rights as a shareholder with respect to any shares subject to Options prior to the date of issuance to him or her of a certificate for such shares.

        16.     NO RIGHT TO CONTINUED EMPLOYMENT

        Neither this Plan nor any Option granted under this Plan shall confer upon any Participant or any other person any right to continued employment by the Company, any Parent Corporation or any Subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

        17.     COMPLIANCE WITH LAWS AND REGULATIONS

        This Plan, the grant and exercise of Options under this Plan and the obligations of the Company to sell and deliver shares under Options shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificate for shares of Stock either (a) prior to (1) the listing of such shares on any stock exchange on which the Stock may then be listed and (2) the com-pletion of any registration or qualification of such shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable or (b) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel.

        18.     ADMINISTRATION

                18.1 The Board shall appoint a Stock Option Plan Committee to administer this Plan. Members of the Committee shall serve without compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. If the Board does not appoint a Committee, the Board shall administer the Plan and shall have the powers and duties granted to the Committee in this Plan.

                18.2 The Committee shall act by a majority of its members by vote in a meeting or by written instrument signed by a majority of its members.

                18.3 If Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, no Option shall be granted to any person subject to Section 16(a) of that Act unless all of the Committee's members are Disinterested Persons (as defined below). For purposes of this paragraph, "DISINTERESTED PERSON" means an individual who, at the time of the grant of an Option (or any other action by the Committee or the Board with respect to any person subject to Section 16(a) of the Act), is not eligible, and has not been eligible for at least one year prior to such action, to participate in the Plan or any other plan of the Company, any Parent Corporation or any Subsidiary Corporation which plan entitles such individual to acquire Stock, Stock Options or stock appreciation rights with respect to Stock.

                18.4 The Committee shall administer this Plan in accordance with its provisions and shall interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan. Without limiting the generality of the preceding sentence, the Committee may, in its discretion, determine that for Option purposes a Participant remains an Employee during all or any portion of a leave of absence approved by the Company. Any interpretation, determination, or other action made or taken by the Committee shall be final and binding upon all Participants.

                18.5 The Committee members, the directors, the officers of the Company and the employees of the Company shall not be under any duty to provide to any Participant tax or legal advice concerning any Option or any other matter.

                18.6 No member of Committee and no officer of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option, and all such persons shall be fully protected by the Company, to the full extent that the Company is permitted to provide such protection, in respect to any such action, determination or interpretation.

        19.     EFFECTIVE DATE

        This Plan shall be effective as of July 1, 1991.

        20.     AMENDMENT AND DISCONTINUANCE

        The Board may from time to time amend, suspend or discontinue this Plan; provided that without approval of the shareholders of the Company no action of the Company shall (a) increase the number of shares reserved for Options pursuant to Section 3 or this Plan (b) permit the granting of any Option at a price less than that determined in accordance with Section 6.3 of this Plan, or (c) permit the granting of Options which expire beyond the periods provided for in Section 6.2 of this Plan. Without the written consent of a Participant, no amendment or suspension of this Plan shall alter or impair any Option previously granted to such Participant pursuant to this Plan.

        21.     TERMS OF THE PLAN

        Unless terminated earlier pursuant to Section 13.4 or 20 of this Plan, this Plan shall expire of, and no further Options shall be granted pursuant to this Plan on or after, June 30, 2010.

        EXECUTED at Burbank, California

                                        SUMMIT CARE CORPORATION


                                        By ______________________________

                                           Its __________________________

                                  Amendment to
                            Summit Care Corporation
                               Stock Option Plan


        The following constitute amendments to the Summit Care Corporation "Stock Option Plan (the "Plan"):

        1.      The following is substituted for the first sentence of Section
18.1 of the Plan: "The Board shall appoint a Stock Option Committee consisting of two or more directors of the Company to administer this Plan."

        2. Section 18.3 of the Plan is amended to read, in its entirety, as follows:

        18.3 If Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), no director of the Company shall be appointed to, or serve on, the Committee unless he or she shall be an "disinterested person" within the meaning of Rule 16b-3 under the Act as presently in effect or hereinafter amended. No options may be granted to a Committee member during his or her tenure on the Committee.

        3. The date "June 30, 2010" appearing at the end of Section 21 of this Plan is deleted and the date "June 30, 2001" is substituted in its place.

        Except as specifically set forth above, this Amendment does not in any way alter or affect the terms and conditions of the Plan, which remain in full force and effect.

        The foregoing amendments were adopted by the Board of Directors and sole shareholder of Summit Care Corporation on March 9, 1992.

        EXECUTED at Burbank, California


Dated: March 9, 1992                    SUMMIT CARE CORPORATION



                                        By
                                          ------------------------------
                                          Its
                                             ---------------------------

                               AMENDMENT NO. 2 TO
                            SUMMIT CARE CORPORATION
                               STOCK OPTION PLAN

        The Board of Directors of Summit Care Corporation (the "Company") has adopted this Amendment No. 2 to the Stock Option Plan of the Company, subject to ratification and approval by the shareholders of the Company at the next annual meeting of shareholders. Capitalized terms not otherwise defined herein shall have meanings given such terms in the Stock Option Plan.

                                    RECITALS

        A. The Stock Option Plan of the Company dated July 1, 1991, as amended by that certain Amendment to Summit Care Corporation Stock Option Plan dated March 9, 1992 (the "Plan"), currently authorizes options to be granted under the Plan to acquire an aggregate of 250,000 share of Stock of the Company.

        B. The Board of Directors of the Company desires to amend the Plan to authorize options to acquire additional shares of Stock.

        C. The Board also desires to amend the Plan to provide for the grant of a specified number of options each year to each director of the Company who is not also an employee of the Company (each, a "Nonemployee Director").

        IN WITNESS WHEREOF, the Plan is hereby amended as follows, subject to the receipt of shareholder approval of this Amendment No. 2, as described in
Section 5, below.

        1.  INCREASE IN SHARES AVAILABLE UNDER PLAN.

        In order to increase the number of shares of Stock issuable under Options granted under the Plan, Section 3 of the Plan is hereby amended in its entirety to read as follows:

        "Options may be granted under this Plan to acquire an aggregate of 350,000 shares of Stock, subject to adjustment as provided in Section 12 of the Plan. If an Option terminates, expires or is canceled with respect to any share, new Options may thereafter be granted with respect to such share."

        2.  NONEMPLOYEE DIRECTOR OPTIONS.

        In order to provide for the grant of Options to purchase shares of Stock to Nonemployee Directors, a new Section 22 is hereby added to the Plan, which shall read in its entirety as follows:

        "22. Nonemployee Director Options

                (a) Each year, on the date of the annual meeting of shareholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 2,500 shares of Stock. Each person who becomes a Nonemployee Director after the Effective Date (as defined in Section 5 of this Amendment No. 2) but prior to the first Date of Grant shall automatically be granted upon the date he or she becomes a Nonemployee Director, a Nonemployee Director Option to purchase 2,500 shares of Stock.

                (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 22, the number of shares of Stock remaining available for option under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of shares of Stock specified in this Section 22, then a Nonemployee Director Option to purchase a proportionate amount of such available number of shares of Stock (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

                (c) Subject to Section 13 of the Plan, Nonemployee Director Options granted under this Plan shall not be exercisable until the first anniversary of the Date of Grant of such Nonemployee Director Option and thereafter shall become exercisable to purchase shares of Stock pursuant to the schedule for vesting set forth in Section 9 of the Plan, provided, however, that each Nonemployee Director Option shall expire ten years after the Date of Grant of such Nonemployee Director Option.

                (d) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value of the shares of Stock on the Date of Grant of such option.

                (e) The "Fair Market Value" of a share of Stock on any date (the "Determination Date") for the purposes of this Section 22 shall be equal to the closing price per share of Stock on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing pice for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per share of Stock on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the shares of Stock were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the shares of Stock selected by the Board.

                (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan and the optionee's tax withholding obligation, if any, with respect to such Nonemployee Stock Option shall be made in accordance with Section 6.5 and Section 10 of the Plan; provided, however, that payment of the exercise price may not be made by promissory note.

                (g) This Section 22 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, and the Employee Retirement Income Security Act, or the rules thereunder.

                (h) Each Nonemployee Director Option shall be evidenced by a written Stock Option Agreement in a form approved by the Committee not inconsistent with the provisions of this Section 22.

                (i) Nonemployee Director Options are not intended to qualify as Incentive Stock Options."

        3. AMENDMENTS TO THE PLAN TO INTEGRATE NONEMPLOYEE DIRECTOR OPTIONS INTO EXISTING PLAN.

        In order to integrate the Nonemployee Director Options into the Plan, the following additional amendments to the Plan are hereby adopted:

        (a) Section 4 of the Plan is hereby amended to read in its entirety as follows:

                "Any person, including any director of the Company, who is an Employee of the Company shall be eligible to become a Participant and to acquire Options to purchase Stock. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to
        Section 22 hereof, but shall not be eligible to receive any other Options to purchase Stock pursuant to the Plan. Sections 5, 6 (other than Section 6.2 and 6.5), 9 (other than the vesting schedule set forth in the first paragraph thereof), 14 and 16 shall not apply to Nonemployee Director Options granted pursuant to Section 22 of the Plan, but in all other respects the provisions of the Plan shall be applicable to Nonemployee Director Options granted pursuant, to Section 22 of the Plan. Options may be granted to prospective employees of the Company, so long as such Options are conditioned on the Participant commencing employment for such time period as the Committee shall determine. Additional Options may be granted to a Participant while such Participant continues as an Employee or Director. The Committee may exclude otherwise eligible persons."

        (b) Section 18.3 of the Plan is hereby amended to read in its entirety as follows:

                "If Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), no director of the Company shall be appointed to, or serve, the Committee unless he or she shall be a "disinterested person" within the meaning of Rule 16b-3 under the Act as presently in effect or hereinafter amended. Except for Nonemployee Director Options issued pursuant to Section 22 of the Plan, no Options may be granted to a Committee member during his or her tenure on the Committee.

        4.      COMPLIANCE WITH RULE 16b-3.

        A new Section 23 is hereby added to the Plan, which shall read in its entirety as follows:

                "With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions under this Plan are intended to comply with all applicable provisions of Rule 16(b)-3 or its successors under the 1934 Act. To the extent any provision of the Plan or any action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators."

        5.      EFFECTIVE DATE OF AMENDMENT.

        This Amendment No. 2 shall be effective as of December 9, 1994 (the "Effective Date"), the date upon which it was approved by the Board; provided, however, that no shares of Stock may be issued under this Plan upon exercise of Nonemployee Director Options issued after the Effective Date (and no such Nonemployee Director Options or other Options may be sold or transferred by the grantee thereof) until this Amendment No. 2 has been approved directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California. Except as specifically set forth above, this Amendment No. 2 does not in any way alter or affect the terms and conditions of the Plan, which remain in full force and effect.

        EXECUTED at Burbank, California

DATED:              , 1995

                                        SUMMIT CARE CORPORATION


                                        By ______________________________

                                           Its __________________________

                               AMENDMENT NO. 3 TO
                            SUMMIT CARE CORPORATION
                               STOCK OPTION PLAN

        The Board of Directors of Summit Care Corporation (the "Company") has adopted this Amendment No. 3 to the Stock Option Plan of the Company, subject to ratification and approval by the shareholders of the Company at the next annual meeting of shareholders. Capitalized terms not otherwise defined herein shall have meanings given such terms in the Stock Option Plan.

                                    RECITALS

        A. The Stock Option Plan of the Company date July 1, 1991, as amended by that certain Amendment No. 2 to Summit Care Corporation Stock Option Plan dated December 9, 1994 (the "Plan"), currently authorizes options to be granted under the Plan to acquire an aggregate of 600,000 shares of Stock of the Company.

        B. The Board of Directors of the Company desires to amend the Plan to authorize options to acquire additional shares of Stock.

        IN WITNESS WHEREOF, the Plan is hereby amended as follows, subject to the receipt of shareholder approval of this Amendment No. 3, as described in
Section 5, below.

        1.  INCREASE IN SHARES AVAILABLE UNDER PLAN.

        In order to increase the number of shares of Stock issuable under options granted under the Plan, Section 3 of the Plan is hereby amended in its entirety to read as follows:

        "Options may be granted under this Plan to acquire an aggregate of 1,400,000 shares of Stock, subject to adjustment as provided in Section 12 of the Plan. If an Option terminates, expires or is canceled with respect to any share, new Options may thereafter be granted with respect to such share."

        2.  EFFECTIVE DATE OF AMENDMENT.

        This Amendment No. 3 shall be effective as of December 8, 1995 (the "Effective Date"), provided, however, that no shares of Stock may be issued under this Plan (and no such Options may be sold or transferred by the grantee thereof) until this Amendment No. 3 has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California. Except as specifically set forth above, this Amendment No. 3 does not in any way alter or affect the terms and conditions of the Plan, which remain in full force and effect.

        EXECUTED at Burbank, California


DATED:              , 1995

SUMMIT CARE CORPORATION


By ______________________________

Its _____________________________